Exhibit 10.8

DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of [•], 2021, by and among Instructure Holdings, Inc., a Delaware corporation (the “Company”), Thoma Bravo Fund XIII, L.P., a Delaware limited partnership, Thoma Bravo Fund XIII-A, L.P., a Delaware limited partnership, Thoma Bravo Executive Fund XIII, L.P., a Delaware limited partnership, Thoma Bravo Partners XIII, L.P., and Thoma Bravo UGP, LLC, a Delaware limited liability company (collectively, “Thoma Bravo”). This Agreement shall become effective (the “Effective Date”) upon the closing of the Company’s proposed initial public offering (the “IPO”) of shares of its Common Stock (as defined below).

WHEREAS, as of the date hereof, Thoma Bravo beneficially owns a majority of the equity interests in the Company;

WHEREAS, Thoma Bravo is contemplating causing the Company to effect an IPO;

WHEREAS, Thoma Bravo currently has the authority to appoint all directors of the Company;

WHEREAS, in consideration of Thoma Bravo agreeing to undertake the IPO, the Company has agreed to permit Thoma Bravo to designate persons for nomination for election to the board of directors of the Company (the “Board”) following the Effective Date on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

1.    Board Nomination Rights.

(a)    From the Effective Date, Thoma Bravo shall have the right, but not the obligation, to nominate to the Board a number of designees equal to at least: (i) 100% of the Total Number of Directors (as defined below), so long as Thoma Bravo continuously from the time of the IPO Beneficially Owns shares of common stock, par value $0.01 per share (the “Common Stock”) representing at least 40% of the Original Amount of Thoma Bravo, (ii) 40% of the Total Number of Directors, in the event that Thoma Bravo continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 30% but less than 40% of the Original Amount of Thoma Bravo, (iii) 30% of the Total Number of Directors, in the event that Thoma Bravo continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 20% but less than 30% of the Original Amount of Thoma Bravo, (iv) 20% of the Total Number of Directors, in the event that Thoma Bravo continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 10% but less than 20% of the Original Amount of Thoma Bravo and (v) one Director, in the event that Thoma Bravo continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 5% of the Original Amount of Thoma Bravo (such persons, the “Nominees”). For purposes of calculating the number of directors that Thoma Bravo is entitled to designate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., 1 1⁄4 Directors shall equate to 2 Directors) and any such calculations shall be made after taking into account any increase in the Total Number of Directors.

(b)    In the event that Thoma Bravo has nominated less than the total number of designees Thoma Bravo shall be entitled to nominate pursuant to Section 1(a), Thoma Bravo shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Company and the Directors shall take all necessary corporation action (including increasing the size of the Board to create a vacancy), to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) enable Thoma Bravo to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise and (y) to designate such additional individuals nominated by Thoma Bravo to fill such newly created vacancies or to fill any other existing vacancies.

(c)    In addition to the nomination rights set forth in Section 1(a) above, from the Effective Date, for so long as Thoma Bravo continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 5% of the Original Amount of Thoma Bravo, Thoma Bravo shall have the right, but not the obligation, to designate a person (a “Non-Voting Observer”) to attend meetings of the Board (including any meetings of any committees thereof) in a non-voting observer capacity. Any such Non-Voting Observer shall be permitted to attend all meetings of the Board. Thoma Bravo shall have the right to remove and replace its Non-Voting Observer at any time and from time to time. The Company shall furnish to any Non-Voting Observer (i) notices of Board meetings no later than, and using the same form of communication as, notice of Board meetings are furnished to directors and (ii) copies of any materials prepared for meetings of the Board that are furnished to the directors no later than the time such materials are furnished to the directors; provided that failure to deliver notice, or materials, to such Non-Voting Observer in connection with such Non-Voting Observer’s right to attend and/or review materials with respect to, any meeting of the Board shall not, by itself, impair the validity of any action taken by such Board at such meeting. Such Non-Voting Observer shall be required to execute or otherwise become subject to any codes of conduct or confidentiality agreements of the Company generally applicable to directors of the Company or as the Company reasonably requests. Notwithstanding the foregoing, the Company reserves the right to withhold any information and to exclude the Non-Voting Observer from receiving any materials and/or attending any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

(d)    The Company shall pay all reasonable out-of-pocket expenses incurred by the Nominees and the Non-Voting Observer in connection with the performance of his or her duties as a director or a Non-Voting Observer and in connection with his or her attendance at any meeting of the Board.

(e)    “Affiliate” of any person shall mean any other person controlled by, controlling or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

(f)    “Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company.

(g)    “Director” means any member of the Board.

(h)    “Original Amount of Thoma Bravo” means the aggregate number of shares of Common Stock held, directly or indirectly, by Thoma Bravo on the date hereof, as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar changes in the Company’s capitalization.

(i)    “Total Number of Directors” means the total number of Directors comprising the Board.

(j)    No reduction in the number of shares of Common Stock that Thoma Bravo Beneficially Owns shall shorten the term of any incumbent director. At the Effective Date, the Board shall be comprised of seven members and the initial Nominees shall be Steve Daly, Charles Goodman, Erik Akopiantz, Ossa Fisher, James Hutter, Brian Jaffee and Paul Holden Spaht, Jr.

(k)    In the event that any Nominee shall cease to serve for any reason, Thoma Bravo shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of Thoma Bravo’s beneficial ownership in the Company at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the director whom such designee replaces.

(l)    If a Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, Thoma Bravo shall be entitled to designate promptly another nominee and the director position for which the original Nominee was nominated shall not be filled pending such designation.

(m)    So long as Thoma Bravo has the right to nominate Nominees under Section 1(a) or any such Nominee is serving on the Board, the Company shall use its reasonable best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to Thoma Bravo, and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(n)    If the size of the Board is expanded, Thoma Bravo shall be entitled to nominate a number of Nominees to fill the newly created vacancies such that the total number of Nominees serving on the Board following such expansion will be equal to that number of Nominees that Thoma Bravo would be entitled to nominate in accordance with Section 1(a) if such expansion occurred immediately prior to any meeting of the stockholders of the Company called with respect to the election of members of the Board, and the Board shall appoint such Nominees to the Board.

(o)    At such time as the Company ceases to be a “controlled company” and is required by applicable law or The New York Stock Exchange (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), Thoma Bravo’s Nominees shall include a number of persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors.”

(p)    At any time that Thoma Bravo shall have any nomination rights under Section 1, the Company shall not take any action, including making or recommending any amendment to the Amended and Restated Certificate of Incorporation or the Company’s Amended and Restated Bylaws that could reasonably be expected to adversely affect Thoma Bravo’s rights under this Agreement, in each case without the prior written consent of Thoma Bravo.

2.    Company Obligations. The Company agrees to use its reasonable best efforts to ensure that prior to the date that Thoma Bravo and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, (i) each Nominee is included in the Board’s slate of nominees to the stockholders (the “Board’s Slate”) for each election of directors; and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. Thoma Bravo will promptly provide reporting to the Company after Thoma Bravo ceases to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, such that Company is informed of when this obligation terminates. The calculation of the number of Nominees that Thoma Bravo is entitled to nominate to the Board’s Slate for any election of directors shall be based on the percentage of the total voting power of the then outstanding Common Stock then Beneficially Owned by Thoma Bravo (“Thoma Bravo Voting Control”) immediately prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission). Unless Thoma Bravo notifies the Company otherwise prior to the mailing to shareholders of the Director Election Proxy Statement relating to an election of directors, the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of Thoma Bravo for the Board to include such Nominees on the Board’s Slate; provided, that, in the event Thoma Bravo is no longer entitled to nominate the full number of Nominees then serving on the Board, Thoma Bravo shall provide advance written notice to the Company, of which currently servicing Nominee(s) shall be excluded from the Board Slate, and of any other changes to the list of Nominees. If Thoma Bravo fails to provide such notice prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), a majority of the independent directors then serving on the Board shall determine which of the Nominees of Thoma Bravo then serving on the Board will be included in the Board’s Slate. Furthermore, the Company agrees for so long as the Company qualifies as a “controlled company” under the rules of the Exchange the Company will elect to be a “controlled company” for purposes of the Exchange and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and Thoma Bravo acknowledge and agree that, as of the Effective Date, the Company is a “controlled company.”

3.    Committees. From and after the Effective Date hereof until such time as Thoma Bravo and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, Thoma Bravo shall have the right to designate a number of members of each committee of the Board equal to the nearest whole number greater than the product obtained by multiplying (a) the percentage of the total voting power of the then outstanding Common Stock then Beneficially Owned by Thoma Bravo and (b) the number of positions, including any vacancies, on the applicable committee, provided that any such designee shall be a director and shall be eligible to serve on the applicable committee under applicable law or listing standards of the Exchange, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and for “controlled companies,” and any applicable phase-in periods). Any additional members shall be determined by the Board. Nominees designated to serve on a Board committee shall have the right to remain on such committee until the next election of directors, regardless of the level of Thoma Bravo Voting Control following such designation. Unless Thoma Bravo notifies the Company otherwise prior to the time the Board takes action to change the composition of a Board committee, and to the extent Thoma Bravo has the requisite Thoma Bravo Voting Control for Thoma Bravo to nominate a Board committee member at the time the Board takes action to change the composition of any such Board committee, any Nominee currently designated by Thoma Bravo to serve on a committee shall be presumed to be re-designated for such committee.

4.    Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Thoma Bravo, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Thoma Bravo shall not be obligated to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement for any election of directors but the failure to do so shall not constitute a waiver of its rights hereunder with respect to future elections; provided, however, that in the event Thoma Bravo fails to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), the Compensation and Governance Committee of the Board shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred and Thoma

Bravo shall be deemed to have waived its rights hereunder with respect to such election. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.     Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of Thoma Bravo. Except as otherwise expressly provided in Section 6, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

6.    Assignment. Upon written notice to the Company, Thoma Bravo may assign to any any Affiliate of Thoma Bravo (other than a portfolio company) all of its rights hereunder and, following such assignment, such assignee shall be deemed to be “Thoma Bravo” for all purposes hereunder.

7.    Indemnification.

(a)    The Company shall defend, indemnify and hold harmless Thoma Bravo, its Affiliates, partners, employees, agents, directors, managers, officers and controlling Persons (collectively, the “Indemnified Parties”) from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages, costs, expenses, or obligations of any kind or nature (whether accrued or fixed, absolute or contingent) in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties before or after the date of this Agreement (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) Thoma Bravo’s or its Affiliates’ Beneficial Ownership of Common Stock or other equity securities of the Company or control or ability to influence the Company or any of its subsidiaries (other than any such Actions (x) to the extent such Actions arise out of any breach of this Agreement by an Indemnified Party or its Affiliates or the breach of any fiduciary or other duty or obligation of such Indemnified Party to its direct or indirect equity holders, creditors or Affiliates or (y) to the extent such Actions are directly caused by such Person’s willful misconduct), (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its subsidiaries or (iii) any services provided prior, on or after the date of this Agreement by Thoma Bravo or its Affiliates to the Company or any of its subsidiaries. The Company shall defend at its own cost and expense in respect of any Action which may be brought against the Company and/or its Affiliates and the Indemnified Parties. The Company shall defend at its own cost and expense any and all Actions which may be brought in which the Indemnified Parties may be impleaded with others upon any Action by the Indemnified Parties, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by any of the Indemnified Parties, then such Indemnified Party shall reimburse the Company for the costs of defense and other costs incurred by the Company in proportion to such Indemnified Party’s culpability as proven. In the event of the assertion against any Indemnified Party of any Action or the commencement of any Action, the Company shall be entitled to participate in such Action and in the investigation of such Action and, after written notice from the Company to such Indemnified Party, to assume the investigation or defense of such Action with counsel of the Company’s choice at the Company’s expense; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified

Party. Notwithstanding anything to the contrary contained herein, the Company may retain one firm of counsel to represent all Indemnified Parties in such Action; provided, however, that the Indemnified Party shall have the right to employ a single firm of separate counsel (and any necessary local counsel) and to participate in the defense or investigation of such Action and the Company shall bear the expense of such separate counsel (and local counsel, if applicable), if (x) in the opinion of counsel to the Indemnified Party use of counsel of the Company’s choice could reasonably be expected to give rise to a conflict of interest, (y) the Company shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such Action or (z) the Company shall authorize the Indemnified Party to employ separate counsel at the Company’s expense. The Company further agrees that with respect to any Indemnified Party who is employed, retained or otherwise associated with, or appointed or nominated by, Thoma Bravo or any of its Affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Company or any of its subsidiaries, that the Company or such subsidiaries, as applicable, shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Company, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including this Agreement) or otherwise. The Company hereby agrees that in no event shall the Company or any of its subsidiaries have any right or claim against Thoma Bravo for contribution or have rights of subrogation against Thoma Bravo through an Indemnified Party for any payment made by the Company or any of its subsidiaries with respect to any Indemnity Obligation. In addition, the Company hereby agrees that in the event that Thoma Bravo pay or advance an Indemnified Party any expenses with respect to an Indemnity Obligation, the Company will, or will cause its subsidiaries to, as applicable, promptly reimburse Thoma Bravo, for such payment or advance upon request; subject to the receipt by the Company of a written undertaking executed by the Indemnified Party and Thoma Bravo, that makes such payment or advance to repay any such amounts if it shall ultimately be determined by a court of competent jurisdiction that such Indemnified Party was not entitled to be indemnified by the Company. The foregoing right to indemnity shall be in addition to any rights that any Indemnified Party may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this Section 7, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such Action in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

(b)    The Company hereby acknowledges that the certain of the Indemnified Parties have certain rights to indemnification, advancement of expenses and/or insurance provided by investment funds managed by Thoma Bravo and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees with respect to any indemnification, hold harmless obligation, expense advancement or reimbursement provision or any other similar obligation whether pursuant to or with respect to this Agreement, the organizational documents of the Company or any of its subsidiaries or any other agreement, as applicable, (i) that the Company and its subsidiaries are the indemnitor of first resort (i.e., their obligations to the Indemnified

Parties are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for claims, expenses or obligations arising out of the same or similar facts and circumstances suffered by any Indemnified Party are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by any Indemnified Party and shall be liable for the full amount of all expenses, liabilities, obligations, judgments, penalties, fines, and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the organizational documents of the Company or any of its subsidiaries or any other agreement, as applicable, without regard to any rights any Indemnified Party may have against the Fund Indemnitors, and (iii) that the Company, on behalf of itself and each of its subsidiaries, irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all Actions against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Indemnified Party with respect to any Action for which any Indemnified Party has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any Indemnified Party against the Company. The Company agrees that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 7(b).

8.    Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

9.    Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

10.    Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 16, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

11.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

12.    Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral among the parties with respect to the subject matter hereof.

13.    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

14.    Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

15.    Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

16.    Specific Performance. Each of the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

17.    Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to the Company:

Instructure Holdings, Inc.

6330 South 3000 East, Suite 7000

Salt Lake City, UT 84121

Attention: Matt Kaminer, Chief Legal Officer

Email: mkaminer@instructure.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Bradley C. Reed, P.C.

                 Michael P. Keeley

Email: bradley.reed@kirkland.com; michael.keeley@kirkland.com

If to any member of Thoma Bravo or any Nominee:

c/o Thoma Bravo, L.P

600 Montgomery Street, 20th Floor

San Francisco, CA 94111

Attention: Holden Spaht

                 Brian Jaffee

Email: hsphat@thomabravo.com; bjaffee@thomabravo.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Bradley C. Reed, P.C.

                 Michael P. Keeley

Email: bradley.reed@kirkland.com; michael.keeley@kirkland.com or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 16 during regular business hours.

18.    Enforcement. Each of the parties hereto covenant and agree that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

INSTRUCTURE HOLDINGS, INC.

By:
Name:	Dale Bowen
Title:	Chief Financial Officer

[THOMA BRAVO SIG BLOCKS]

[Signature Page to Director Nomination Agreement]